Exhibit 1.1

DISTRIBUTION AGREEMENT

May 29, 2013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Teekay Offshore Partners L.P., a limited partnership organized under the laws of the Marshall Islands, (the “Partnership”), confirms its agreement with J.P. Morgan Securities LLC, as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (“you” or the “Agent”), with respect to the issuance and sale from time to time by the Partnership, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of Common Units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $100,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. Such Common Units are hereinafter collectively referred to as the “Units” and are described in the Prospectus referred to below.

Teekay Offshore GP L.L.C., a Marshall Islands limited liability company (the “General Partner”), serves as the sole general partner of the Partnership. The Partnership owns (i) a 99.09% limited partner interest in Teekay Offshore Operating L.P., a Marshall Islands limited partnership (the “Operating Company”), and (ii) a 100% membership interest in Teekay Offshore Operating GP L.L.C., a Marshall Islands limited liability company (the “OLP GP”). The OLP GP owns a 0.91% general partner interest in the Operating Company.

Each of the entities set forth in Schedule I as being owned directly or indirectly by the Partnership or the Operating Company are hereinafter referred to collectively as the “Operating Subsidiaries”.

The General Partner, the Partnership, the OLP GP, the Operating Company and the Operating Subsidiaries are hereinafter referred to collectively as the “Teekay Entities.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (No. 333-188393) (the “registration statement”) for the registration of the Units, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Units and contains additional information concerning the Partnership and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated May 17, 2013 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Units, to be filed by the Partnership with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Units pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Partnership to the Agent in connection with the offering of the Units; and “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing or furnishing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Partnership and the Agent agree as follows:

1. Issuance and Sale.

(a) Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Partnership provides the Agent with any due diligence materials and information reasonably requested by the Agent necessary for the Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Partnership, the Partnership and the Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Units to be placed by the Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Partnership may also offer to sell the Units directly to the Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto

(with such changes thereto as may be agreed upon by the Partnership and the Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Units issued and sold pursuant to this Agreement and any Terms Agreement equals the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange.

(b) Subject to the terms and conditions set forth below, the Partnership appoints the Agent as agent in connection with the offer and sale of Units in any Agency Transactions entered into hereunder. The Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Units in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Confirmation (as defined below). Neither the Partnership nor the Agent shall have any obligation to enter into an Agency Transaction. The Partnership shall be obligated to issue and sell through the Agent, and the Agent shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Confirmation, to place Units only if and when the Partnership makes a Transaction Proposal to the Agent related to such an Agency Transaction and a Transaction Confirmation related to such Agency Transaction has been delivered to the Partnership by the Agent as provided in Section 2 below.

(c) The Agent, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and the Agent in writing.

(d) If Units are to be sold in an Agency Transaction in an At the Market Offering, the Agent will confirm in writing to the Partnership the number of Units sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e) If the Partnership shall default on its obligation to deliver Units to the Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Partnership shall (i) indemnify and hold harmless the Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Partnership and (ii) notwithstanding any such default, pay to the Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below. If the Agent breaches this Agreement by failing to deliver the Net Sales Price to the Partnership on any Agency Settlement Date for the Units delivered by the Partnership, the Agent will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount.

(f) The Partnership acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling the Units, (ii) the Agent shall incur no liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (iii) the Agent shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by the Agent and the Partnership in a Terms Agreement.

2. Transaction Confirmations and Terms Agreements.

(a) The Partnership may, from time to time during the Term, propose to the Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to the Agent by telephone or by email and shall set forth the information specified below (each, a “Transaction Proposal”). If the Agent agrees to the terms of such proposed Agency Transaction or if the Partnership and the Agent mutually agree to modified terms for such proposed Agency Transaction, then the Agent shall promptly deliver to the Partnership by email a notice (each, a “Transaction Confirmation”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Partnership and the Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Partnership and the Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Units subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)	the maximum number of Units to be sold by the Agent (the “Specified Number of Units”) on, or over the course of, such Purchase Date(s), which shall not be more than 25% of the average daily trading volume in the Common Units on the Exchange for the 30 Exchange Business Days preceding the date of delivery of the Transaction Proposal, or as otherwise agreed between the Partnership and Agent and documented in the relevant Transaction Confirmation;

(iii)	the lowest price, if any, at which the Partnership is willing to sell Units on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)	if other than 2.0% of the Gross Sales Price, the Agent’s discount or commission.

A Transaction Proposal shall not set forth a Specified Number of Units that, when added to the aggregate Gross Sales Price of Units previously purchased and to be purchased pursuant to pending Transaction Confirmations (if any) hereunder and any Terms Agreements, results or could result in a total aggregate Gross Sales Price that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the board of directors of the General Partner or, if permitted by applicable law, the Partnership Agreement (as defined in Section 3(g) hereof) and the General Partner LLC Agreement (as defined in Section 3(i) hereof), a duly authorized committee of the board of directors of the General Partner. The Partnership shall have responsibility for maintaining records with respect to the aggregate number and aggregate Gross Sales Price of Units sold and for otherwise monitoring the availability of Units for sale under the Registration Statement and for insuring that the aggregate Gross Sales Price of Units offered and sold does not exceed, and the price at which any Units are offered or sold is not lower than, the aggregate Gross Sales Price of Units and the minimum price authorized from time to time by the board of directors of the General Partner or, if permitted by applicable law, the Partnership Agreement and the General Partner LLC Agreement, a duly authorized committee of the board of directors of the General Partner. In the event that more than one Transaction Confirmation with respect to any Purchase Date(s) is delivered by the Agent to the Partnership, the latest Transaction Confirmation shall govern any sales of Units for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Confirmation and prior to the delivery to the Partnership of the latest Transaction Confirmation. The Partnership or the Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Units pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Units shall be sold on more than one Purchase Date, then the Partnership and the Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Confirmation and be binding to the same extent as any other terms contained therein. During any term of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 6(b) through 6(e), be deemed to affirm any of the representations or warranties contained in this Agreement pursuant to Section 3 or 6(a) hereof, or be obligated to conduct any due diligence session referred to Section 6(f) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Bring Down Delivery Date, as defined in Section 6(b)).

(b) The Purchase Date(s) in respect of the Units deliverable pursuant to any Transaction Confirmation shall be set forth in or confirmed by, as the case may be, the applicable Transaction Confirmation. Except as otherwise agreed between the Partnership and the Agent, the Agent’s commission for any Units sold through the Agent pursuant to this Agreement shall be 2.0%, of the actual sales price of such Units (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Confirmation; provided, however, that such commission shall not apply when the Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Partnership engages the Agent for a sale of Units in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Partnership and the Agent will agree to compensation that is customary for the Agent with respect to such transaction. The Gross Sales Price less the Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Units is referred to herein at the “Net Sales Price.”

(c) Payment of the Net Sales Price for Units sold by the Partnership on any Purchase Date pursuant to a Transaction Confirmation shall be made to the Partnership by wire transfer of immediately available funds to the account of the Partnership (which the Partnership shall provide to the Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Units to the Agent’s account, or an account of the Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Partnership and the Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Partnership and the Agent) following each Purchase Date (each, an “Agency Settlement Date”).

(d) If, as set forth in or confirmed by, as the case may be, the related Transaction Confirmation, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the Agent thereafter determines and notifies the Partnership that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Partnership shall not be obligated to issue and sell through the Agent, and the Agent shall not be obligated to place, the Units proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Partnership and the Agent otherwise agree in writing.

(e) If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement, any Transaction Confirmation or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Units, the Partnership shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Units based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Partnership and the Agent.

(f) (i) If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the Agent of the proposed terms of the Principal Transaction. If the Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, the Partnership and the Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)	The terms set forth in a Terms Agreement shall not be binding on the Partnership or the Agent unless and until the Partnership and the Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g) Each sale of the Units to the Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Units to, and the purchase thereof by, the Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by the Agent. The commitment of the Agent to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Partnership contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Units to be purchased by the Agent pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters, if any, acting together with the Agent in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Units.

(h) The Partnership shall provide the Agent with a copy of its policy on insider trading and advise the Agent in writing of any changes thereto. Without the prior written consent of each of the Partnership and the Agent, the Partnership shall not request the sale of any Units that would be sold, and the Agent need not make any sale of Units, (i) during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information, (ii) during any period in which the Partnership’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Partnership’s Common Units by the officers or directors of the General Partner; provided that, unless otherwise agreed between the Partnership and the Agent, for purposes of this clause (ii), such period shall be deemed to end on the date on which the Partnership’s next subsequent Annual Report on Form 20-F or Quarterly Report on Form 6-K (as defined below) is filed or furnished, respectively, with the Commission or (iii) except as provided in Section 2(i) below, at any time from and including the date (each, an “Announcement Date”) on which the Partnership shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files or furnishes, as the case may be, (a “Filing Time”) (A) a Report on Form 6-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement that the Partnership identifies in such Report on Form 6-K as being incorporated by reference into the Registration Statement (each a “Quarterly Report on Form 6-K”) or (B) an Annual Report on Form 20-F that includes consolidated financial statements as of and for the same periods covered by such Earnings Announcement.

(i) If the Partnership wishes to offer, sell or deliver Units at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Partnership shall (i) prepare and deliver to the

Agent (with a copy to counsel to the Agent) a Report on Form 6-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) that the Partnership identifies in such Report on Form 6-K as being incorporated by reference into the Registration Statement (each, an “Earnings 6-K”), in form and substance reasonably satisfactory to the Agent, (ii) provide the Agent with the officers’ certificates, accountants’ letters and opinions and letters of counsel called for by Sections 6(b), 6(c), 6(d) and 6(e) hereof, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 6(g) hereof and (iv) furnish such Earnings 6-K with the Commission, then the provisions of clause (iii) of Section 2(h) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 6-K or Annual Report on Form 20-F, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letters and opinions and letters of counsel pursuant to this Section 2(i) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 6-K or Annual Report on Form 20-F, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 6 hereof and (B) this Section 2(i) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 2(h), which shall have independent application.

(j) The Partnership agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Units by the Partnership shall be effected only by or through the Agent.

(k) Anything in this Agreement to the contrary notwithstanding, the Partnership shall not authorize the issuance and sale of, and the Agent, as sales agent, shall not be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Units at a price lower than the minimum price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case by the board of directors of the General Partner or, if permitted by applicable law, the Partnership Agreement and the General Partner LLC Agreement, a duly authorized committee of the board of directors of the General Partner, or in a number in excess of the number of Units approved for listing on the Exchange, or in excess of the number or amount of Units available for issuance on the Registration Statement or as to which the Partnership has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Partnership.

3. Representations, Warranties and Agreements of the Partnership. The Partnership represents and warrants to, and agrees with, the Agent, on and as of (i) the date hereof, (ii) each date on which the Partnership receives a Transaction Confirmation (the “Time of Acceptance”), (iii) each date on which the Partnership executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a) The initial effective date of the Registration Statement was not earlier than three years prior to the date hereof; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Partnership, no proceeding for that purpose or pursuant to Section 8A of the Act against the Partnership or related to the offering of the Units has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Partnership; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form F-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby comply with, the requirements of Rule 415 under the Act; the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning the Agent and furnished in writing to the Partnership by or on behalf of the Agent expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Units pursuant to this Agreement, the time of the Agent’s initial entry into contracts with investors for the sale of such Units and (ii) with respect to each offering of Units pursuant to any relevant Terms Agreement, the time of sale of such Units.

(b) Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any of the Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Basic Prospectus. The Partnership represents and agrees that, unless it obtains the prior consent of the Agent, until the termination of this Agreement, it has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Units consented to by the Agent (including any Free Writing Prospectus prepared by the

Partnership solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing Prospectus”. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act. The Partnership has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Units contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Partnership is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Partnership was not, as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to an offering of the Units pursuant to transactions under this Agreement that is a firm commitment underwriting, an ineligible issuer and, as of each such eligibility determination date, the Partnership was and is a “well-known seasoned issuer” (as defined in Rule 405 under the Act). The Partnership has paid the registration fee for the offering of the Maximum Amount of Units pursuant to Rule 457 under the Act.

(c) The Incorporated Documents, when they were filed or furnished with the Commission (or, if any amendment with respect to any such document was filed or furnished, when such amendment was filed or furnished), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed or furnished during the Term and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed or furnished with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The consolidated historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (i) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the respective dates or for the respective periods indicated, (ii) comply as to form in all material respects with the applicable requirements of the Act and (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data included or incorporated by reference into the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is accurately presented in all material respects and prepared on a basis consistent with the audited historical consolidated financial statements from which it has been derived. Any pro forma financial statements and the related notes thereto incorporated by reference into the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (i) present fairly the information shown therein, (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(e) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, (i) there has not been any change in the capitalization of the Partnership (other than the issuance of Common Units upon exercise of options issued under, and the grant of options and awards under, equity incentive plans described in the Registration Statement and the Prospectus and the issuance of Units pursuant to this Agreement) or short-term debt or long-term debt (except for borrowings and the repayment of borrowings in the ordinary course of business) of the Teekay Entities, or any distribution of any kind declared, set aside for payment, paid or made by the Partnership on any class of partnership interests in the Partnership (other than regularly scheduled cash distributions in amounts that are consistent with past practice), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, partners’ equity, results of operations or prospects of the Teekay Entities taken as a whole; (ii) none of the Teekay Entities has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Teekay Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Teekay Entities taken as a whole; and (iii) none of the Teekay Entities has sustained any loss or interference with its business that is material to the Teekay Entities taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(f) Each of the Teekay Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its respective jurisdiction of formation or incorporation, and is duly registered or qualified to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, (i) subject the limited partners of the Partnership to any material liability or disability or (ii) have a material adverse effect on the business, properties, management, financial position, partners’ equity, results of operations or prospects of the Teekay Entities taken as a whole or on the performance by the Partnership of its obligations under this Agreement or any Terms Agreement (a “Material Adverse Effect”).

(g) The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership, as amended on or prior to the date hereof (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all pledges, liens, encumbrances, security interests, charges, equities or other claims (collectively, “Liens”) (except restrictions on transferability contained in the Partnership Agreement, as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, or under applicable securities laws).

(h) Teekay Corporation, a Marshall Islands corporation (“Teekay”), directly or indirectly owns the number of Common Units specified in the Partnership’s most recent Annual Report on Form 20-F under the caption “Major Unitholders and Related Party Transactions – Major Unitholders” or Quarterly Report on Form 6-K under “Partners’ Equity and Net Income Per Common Unit” (all such Common Units being collectively referred to herein as the “Sponsor Units”); and the General Partner owns 100% of the Incentive Distribution Rights (as defined in the Partnership Agreement) (the “Incentive Distribution Rights”), in each case free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement, as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, or under applicable securities laws).

(i) Teekay Holdings Limited, a Bermuda corporation (“Teekay Holdings”), which is a wholly-owned subsidiary of Teekay, directly owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as amended to date (the “General Partner LLC Agreement”), and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and the General Partner LLC Agreement); and Teekay Holdings owns such membership interest free and clear of all Liens.

(j) The Partnership owns a 100% membership interest in OLP GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP, as amended to date (the “OLP GP LLC Agreement”), and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and the OLP GP LLC Agreement); and the Partnership owns such membership interest free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(k) The Partnership directly owns a 99.09% limited partner interest in the Operating Company; OLP GP directly owns a 0.91% general partner interest in the Operating Company; such partner interests have been duly authorized and validly issued in accordance with the partnership agreement of the Operating Company, as amended to date (the “Operating Company Partnership Agreement”), and are fully paid (to the extent required under the Operating Company Partnership Agreement) and, with respect to the limited partner interests, are nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act); and the Partnership and OLP GP own such partner interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(l) Other than its 2.0% general partner interest in the Partnership and the Incentive Distribution Rights, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 100% membership interest in OLP GP, (ii) the Partnership’s ownership of the partnership interests (directly and indirectly, through OLP GP) in the Operating Company as specified in paragraph (k) above and (iii) the Operating Company’s or Partnership’s ownership, as applicable, (directly or indirectly) of the percentage of the equity interests in each of the Operating Subsidiaries described on Schedule I, neither the Partnership nor the Operating Company owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(m) The Partnership has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; all the outstanding partnership interests of the Partnership have been duly and validly authorized and issued and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Partnership’s Form 8-A/A filed on May 7, 2013 under the caption “Our Partnership Agreement—Limited Liability”) and were not issued in violation of any preemptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests of any of the Teekay Entities, nor any outstanding options or warrants to purchase (i) any Common Units, Incentive Distribution Rights or other interests in the Partnership, (ii) to the Partnership’s knowledge, any membership interests in the General Partner, (iii) to the Partnership’s knowledge, any partnership interests in the Operating Company, or (iv) to the Partnership’s knowledge, any equity interests in any Operating Subsidiary; and the outstanding partnership interests in the Partnership and the Partnership Agreement conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; The Partnership and the Operating Company own, directly or indirectly, the equity interests of the Operating Subsidiaries as described on Schedule I and such equity interests have been duly authorized and validly issued in accordance with the organizational documents of each Operating Subsidiary, as amended to date (the “Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the Operating Subsidiaries’ Organizational Documents) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Operating Subsidiary and the relevant organizational documents), and the Partnership and the Operating Company, as applicable, own such equity interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Registration Statement and the Prospectus.

(n) There are no outstanding options to purchase Common Units pursuant to the Partnership’s 2006 Long-Term Incentive Plan.

(o) This Agreement has been duly authorized, validly executed and delivered by the Partnership and any Terms Agreement will have been duly authorized, validly executed and delivered by the Partnership.

(p) (i) The General Partner LLC Agreement has been duly authorized, executed and delivered by Teekay Holdings and is a valid and legally binding agreement of Teekay Holdings, enforceable against Teekay Holdings in accordance with its terms; (ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and Teekay Corporation and is a valid and legally binding agreement of the General Partner and Teekay Corporation, enforceable against the General Partner and Teekay Corporation in accordance with its terms; (iii) the OLP GP LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; (iv) the Operating Company Partnership Agreement has been duly authorized, executed and delivered by OLP GP and the Partnership and is a valid and legally binding agreement of the OLP GP and the Partnership enforceable against the OLP GP and the Partnership in accordance with its terms; and (v) each of the Operating Subsidiaries’ Organizational Documents has been duly authorized, executed and delivered by the appropriate Teekay Entity and is a valid and legally binding agreement of such Teekay Entity, enforceable against such Teekay Entity in accordance with its terms; provided that, with respect to each agreement described in this Section 3(p), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy. The General Partner LLC Agreement, the Partnership Agreement, the OLP GP LLC Agreement, the Operating Company Partnership Agreement and the Operating Subsidiaries’ Organizational Documents are herein collectively referred to as the “Organizational Documents.”

(q) The Units to be issued and sold by the Partnership hereunder or under any Terms Agreement have been duly authorized by the Partnership and, when issued and delivered and paid for as provided herein or in any Terms Agreement, as the case may be, will be duly and validly issued, will be fully paid and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act) and will conform to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and the issuance and sale of the Units are not and will not be subject to any preemptive or similar rights.

(r) The Partnership has all requisite limited partnership power and authority to execute and deliver this Agreement and any Terms Agreement and perform its obligations hereunder or thereunder, and to consummate the transactions contemplated hereby and thereby, including the Partnership’s issuance, sale and delivery of the Units as provided herein and therein; and all limited partnership action required to be taken by the Partnership for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Partnership of this Agreement and any Terms Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement, such action will have been duly and validly authorized).

(s) This Agreement conforms and each Terms Agreement will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(t) None of the Teekay Entities is (i) in violation of its Organizational Documents, (ii) in breach of or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is or may be bound or to which any of its properties or assets is subject or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially impair the ability of the Partnership to perform its obligations under this Agreement. To the knowledge of the Partnership, no third party to any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which any of the Teekay Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect.

(u) None of (i) the offering, issuance and sale by the Partnership of the Units to be issued and sold to or through the Agent hereunder or under any Terms Agreement, (ii) the execution, delivery and performance by the Partnership of this Agreement and any Terms Agreement, or (iii) the consummation of the transactions contemplated hereby or by any Terms Agreement, (A) conflicts or will conflict with or constitutes or will constitute a violation of any Organizational Document, (B) conflicts or will conflict with or constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, or instrument to which any of the Teekay Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Teekay Entities (other than Liens referred to or described in the Registration Statement and the Prospectus), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially impair the ability of the Partnership to perform its obligations under this Agreement or any Terms Agreement.

(v) Except for (i) such filings of Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein as may be required by the Act or the Exchange Act from time to time, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of Units by the Agent, (iii) such consents, approvals or authorizations as may be required under the rules of the Exchange or the rules of the Financial Industry Regulatory Authority (“FINRA”), and (iv) such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to materially impair the ability of the Partnership to perform its obligations under this Agreement and any Terms Agreement, no permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Partnership or any of its properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and any Terms Agreement by the Partnership, or the consummation of the transactions contemplated by this Agreement or any Terms Agreement.

(w) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any of the Teekay Entities is or could reasonably be expected to be made a party or to which the business or property of any of the Teekay Entities is or could reasonably be expected to be made subject or that would be required to be disclosed in the Registration Statement or the Prospectus which is not adequately disclosed in the Registration Statement or the Prospectus, as required, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Partnership, that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a Federal or state court or foreign court of competent jurisdiction to which any of the Teekay Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) could reasonably be expected to (1) individually or in the aggregate have a Material Adverse Effect, or (2) prevent or result in the suspension of the offering and issuance of the Units as provided herein pursuant to any Terms Agreement, or (B) questions the validity of this Agreement or any Terms Agreement.

(x) The accountants, KPMG LLP and Ernst & Young LLP, who have certified or shall certify the financial statements of the Partnership and delivered their reports with respect to the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, were and are the independent registered public accounting firm with respect to the Partnership and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”) and as required by the Act. Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is an independent registered public accounting firm with respect to the Partnership and its subsidiaries or other appropriate entity, as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Act.

(y) (i) The Operating Company and the Operating Subsidiaries have good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as owned by the Operating Company and the Operating Subsidiaries, and each Operating Subsidiary identified in Schedule II is the sole owner of the vessel set forth opposite its name in Schedule II (the “Vessels”), in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or (ii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (the Liens described in clauses (i) and (ii) above being “Permitted Liens”); provided that with respect to any interest in real property and buildings held under lease by the Operating Company or any of the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the properties of the Teekay Entities, taken as a whole as they have been used in the past as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and are proposed to be used in the future as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(z) Each vessel identified in Schedule II is duly registered under the laws of the jurisdiction set forth in Schedule II in the name of the applicable Operating Subsidiary identified in Schedule II, free and clear of all Liens except for Permitted Liens.

(aa) Each of the Teekay Entities owns or possesses rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, technology, know-how and other intellectual property necessary for the conduct of their respective businesses, except where the failure to possess such rights could not reasonably be expected to have a Material Adverse Effect, and the Partnership believes that the conduct by the Teekay Entities of their respective businesses will not conflict with, and the Teekay Entities have not received any notice of any claim of conflict with, any such rights of others.

(bb) No relationship, direct or indirect, exists between or among any of the Teekay Entities, on the one hand, and the directors, officers, equityholders, customers or suppliers of any of the Teekay Entities, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in any Permitted Free Writing Prospectus. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Teekay Entity to or for the benefit of any of the officers, directors or managers of any Teekay Entity or their respective family members, except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. No Teekay Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Teekay Entity.

(cc) The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the Exchange that are effective and applicable to the Partnership.

(dd) None of the Teekay Entities is now, and after giving effect to the offering and sale of the Units to be sold by the Partnership hereunder pursuant to any Terms Agreement and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, none of the Teekay Entities will be, required to register as an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”).

(ee) Each of the Teekay Entities has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect.

(ff) Each of the Teekay Entities has such permits, consents (as defined above), licenses, franchises, concessions, certificates and authorizations (“permits”) of, and has made all declarations and filings with, all Federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and except for such permits, declarations and filings that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, each of the Teekay Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such permits contains any restriction that is materially burdensome to the Teekay Entities, taken as a whole.

(gg) No labor disturbance by or dispute with employees of the Teekay Entities exists or, to the knowledge of the Partnership, is contemplated or threatened, and the Partnership is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the principal suppliers, contractors or customers of any of the Teekay Entities, that, in each case, could reasonably be expected to have a Material Adverse Effect.

(hh) Each Teekay Entity (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received notice of any actual or potential liability under any environmental law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Partnership, threatened action, suit or proceeding, is not bound by any judgment, decree or order, and has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except where such noncompliance or deviation from that described in (i) - (iv) above could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Teekay Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”). The term “Hazardous Materials” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(ii) In the ordinary course of its business, each Teekay Entity periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Teekay Entity has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(jj) The Teekay Entities maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(kk) Each Teekay Entity maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Teekay Entities’ “internal controls over financial reporting” (as such term is defined in rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act) are effective and the Partnership is not aware of any material weakness in the internal controls over financial reporting of any of the Teekay Entities

(ll) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance in all material respects with the Commission’s rules and guidelines applicable thereto.

(mm) Except as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus with respect to off hire insurance, the Teekay Entities are insured by insurers of recognized financial responsibility covering against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Teekay Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Teekay Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Teekay Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except that would not reasonably be expected to have a Material Adverse Effect; none of the Teekay Entities has been refused any insurance coverage sought or applied for; and the Partnership believes that each of the Teekay Entities will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(nn) No Teekay Entity, nor any director, officer, or employee, nor, to the knowledge of the Partnership, any agent or representative of the Teekay Entities, has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (such act, including the rules and regulations thereunder, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Teekay Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained in this Section 3(nn).

(oo) The operations of the Teekay Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Teekay Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(pp) Neither the sale of the Units by the Partnership hereunder or under any Terms Agreement nor the use of the proceeds thereof will cause any U.S. person participating in the offering, either as underwriter and/or purchasers of the Units, to violate the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(qq) None of the Teekay Entities or their directors or officers is, and, to the knowledge of the Partnership no director, officer, agent, employee or affiliate of any of the Teekay Entities is an individual or entity (“Person”) that is the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or other relevant sanctions authority (collectively, “Sanctions”); and the Teekay Entities will not directly or indirectly use the proceeds from the offering of the Units or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to facilitate or finance any activities of or with any person, or in any country or territory that, at the time of such financing or facilitation, is the subject of Sanctions.

(rr) Except as provided in the credit and loan agreements described in the Registration Statement and the Prospectus and by Section 40 of the Marshall Islands Limited Liability Company Act of 1996 and Sections 43 and 44 of the Marshall Islands Business Corporations Act, neither the Operating Company nor any Operating Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Partnership or the Operating Company, as the case may be, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership or the Operating Company any loans or advances to such subsidiary from the Partnership or the Operating Company or from transferring any of such subsidiary’s property or assets to the Partnership, the Operating Company or any other subsidiary of the Partnership.

(ss) None of the Teekay Entities is a party to any contract, agreement or understanding with any person (other than this Agreement or any Terms Agreement) that would give rise to a valid claim against any of the Teekay Entities or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(tt) No holder of securities of any of the Teekay Entities has rights to the registration of such securities under the Registration Statement, except for any rights of (i) Teekay Holdings, (ii) certain institutional investors pursuant to that certain Registration Rights Agreement by and among the Partnership and the Investors named on Schedule A thereto, dated as of November 25, 2011, (iii) certain institutional investors pursuant to that certain Registration Rights Agreement by and among the Partnership and the Investors named on Schedule A thereto, dated as of July 12, 2012; and (iv) a certain institutional investor pursuant to that certain Registration Rights Agreement by and among the Partnership and the Investor named on Schedule A thereto, dated as of April 19, 2013 (collectively, the “Registration Rights”), which Registration Rights have been waived or do not apply with respect to the offering and sale of the Units.

(uu) None of the Teekay Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(vv) The application of the proceeds received by the Partnership from the issuance, sale and delivery of the Units as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ww) No forward-looking statement contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xx) The statistical and market-related data included in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus are based on or derived from sources which the Partnership believes to be reliable and accurate.

(yy) All of the Units that have or may be sold under this Agreement and any Terms Agreement have been approved for listing on the Exchange, subject only to official notice of issuance.

(zz) The Common Units are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101 (c)(1) thereunder.

(aaa) To the best knowledge of the Partnership, after consultation with United States federal income tax counsel, none of the Teekay Entities is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the Code.

(bbb) None of the Teekay Entities, other than the Partnership and the General Partner, has elected to be classified as an association taxable as a corporation for United States federal income tax purposes. Each of the Teekay Entities, other than the Partnership and the General Partner, has properly elected to be classified as a disregarded entity if it has one owner or as a partnership if it has more than one owner for United States federal income tax purposes (other than any Teekay Entity that is classified other than as a corporation without regard to whether it makes an election).

(ccc) Any certificate signed by any officer, general partner, managing member or other authorized representative of any of the Teekay Entities and delivered to the Agent or to counsel to the Agent pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Partnership to the Agent as to the matters covered thereby.

4. Certain Covenants of the Partnership. The Partnership hereby agrees with the Agent:

(a) For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Units, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Partnership will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which the Agent reasonably objects, unless the Partnership’s legal counsel has advised the Partnership that use or filing of such document is required by law; and the Partnership will not use or file any such Permitted Free Writing Prospectus or proposed, amendment or supplement to which the Agent reasonably objects unless the Partnership’s legal counsel has advised the Partnership that use or filing of such document is required by law.

(b) To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agent via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Agent and, at the Agent’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c) To file timely all reports or information statements required to be filed by the Partnership with the Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Units, and during such same period to advise the Agent, promptly after the Partnership receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Units or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form F-3 by the Partnership; (iv) of the suspension of the qualification of the Units for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Partnership of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d) In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e) To furnish such information as may be required and otherwise cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agent may reasonably designate and use its commercially reasonable efforts to maintain such qualifications in effect so long as required for the distribution of the Units; provided that the Partnership shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Units); and to promptly advise the Agent of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f) To make available to the Agent at its offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agent, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Partnership shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Agent may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Partnership will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g) To furnish or make available via EDGAR to its unitholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited; and the Partnership will, for the duration of the Term, furnish or make available via EDGAR, to the Agent a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to its unitholders (excluding any periodic income tax reporting materials) or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the Commission pursuant to the Act or the Exchange Act (other than any annual chief executive officer certification and annual written affirmations to the Exchange).

(h) If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agent or counsel for the Partnership, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Partnership, immediate notice shall be given, and confirmed in writing, to the Agent to cease the solicitation of offers to purchase the Units in the Agent’s capacity as agent, and, in either case, the Partnership will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i) To generally make available to its unitholders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Partnership’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Units.

(j) To apply the net proceeds from the sale of the Units in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k) Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units; provided that nothing herein shall prevent the Partnership from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l) For a period of four years after the date of the latest Representation Date, the Partnership will use its commercially reasonable efforts to avoid any Teekay Entity, or any subsidiary thereof, from becoming (i) an “investment company” as defined in the 1940 Act, or (ii) a PFIC with respect to any U.S. unitholder.

(m) If the Partnership determines that it or any of its subsidiaries is or will be a PFIC with respect to any U.S. unitholder, it will contemporaneously provide notice to its unitholders and the Agent, along with information concerning the potential availability of a “qualified electing fund” election (or elections) under Section 1295 of the Code or any other applicable election with respect to the Partnership or any subsidiary that is a PFIC with respect to such U.S. unitholders.

(n) Except as otherwise agreed between the Partnership and the Agent, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agent and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Units, (iii) the qualification of the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agent may reasonably designate as aforesaid (including filing fees and the reasonable legal fees and disbursements of counsel to the Agent in connection therewith) and the printing and furnishing of copies of any blue sky surveys to the Agent, (iv) the listing of the Units on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Units by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agent in connection therewith), (vi) the fees and disbursements of counsel to the Partnership and of the Partnership’s independent registered public accounting firm, and (vii) the performance of the Partnership’s other obligation hereunder and under any Terms Agreement; provided that, except as otherwise agreed with the Partnership, the Agent shall be responsible for any transfer taxes on resale of Units by it, any costs and expenses associated with the sale and marketing of the Units, and legal costs of the Agent other than as specifically provided above and in the next sentence. If Units having an aggregate offering price of at least $25,000,000 have not been offered and sold under this Agreement and all Terms Agreements by the Agent prior to December 29, 2014 (or such earlier date on which the Partnership terminates this Agreement), the Partnership shall reimburse the Agent for all of its reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of a single counsel for the Agent, incurred by it in connection with the offering contemplated by this Agreement, including, without limitation, the preparation and negotiation of this Agreement, the original closing with respect to this Agreement and the periodic delivery of documents hereunder; provided that the Partnership will in no case be obligated to reimburse any expenses in excess of $100,000.

(o) With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, the Partnership will not offer Common Units or any securities convertible into or exchangeable or exercisable for Common Units in a manner in violation of the Act or the Exchange Act; and the Partnership will not distribute any offering material in connection with the offer and sale of the Units, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(p) If any Agency Transactions or Principal Transactions are pending, the Partnership will not, without (A) giving the Agent at least three Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agent suspending activity under this program for such period of time as requested by the Partnership or deemed appropriate by the Agent in light of the proposed sale, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Units or other equity securities of the Partnership or any securities convertible into or exercisable, redeemable or exchangeable for Common Units or other equity securities of the Partnership, or file any registration statement under the Act with respect to any of the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Units or other equity securities of the Partnership, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) Units offered and sold under this Agreement or any Terms Agreement, or (B) securities issued pursuant to any of the Partnership’s equity incentive plans described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(q) The Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(r) The Partnership will use commercially reasonable efforts to cause the Units to be listed on the Exchange.

(s) The Partnership consents to the Agent trading in the Common Units for the Agent’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or any Terms Agreement.

(t) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Units sold by the Partnership is less than the Maximum Amount and this Agreement has not expired or been terminated, the Partnership will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Units, in a form reasonably satisfactory to the Agent, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Partnership will take all other commercially reasonable action necessary or appropriate to permit the issuance and sale of the Units to continue as contemplated in the expired registration statement relating to the Units. References herein to the Registration Statement shall include such new shelf registration statement.

5. Execution of Agreement. The Agent’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a) the Partnership shall have delivered to the Agent:

(i)	an officer’s certificate signed by the General Partner’s principal executive officer and principal financial officer certifying as to the matters set forth in Exhibit B hereto;

(ii)	a negative assurance letter of either the General Counsel or the Associate General Counsel for Teekay, addressed to the Agent and dated the date of this Agreement, in the form of Exhibit C, hereto;

(iii)	a “comfort” letter from each of (1) KPMG LLP, and (2) Ernst & Young LLP, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request;

(iv)	evidence reasonably satisfactory to the Agent and its counsel that the Units have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(v)	resolutions duly adopted by the General Partner’s board of directors, and certified by an officer of the General Partner, authorizing execution of this Agreement by the Partnership and authorizing the consummation by the Partnership of the transactions contemplated hereby, including the issuance and sale of the Units;

(vi)	an opinion and, if not covered in such opinion, a negative assurance letter of Perkins Coie LLP, counsel for the Partnership, addressed to the Agent and dated the date of this Agreement, in the form of Exhibit D, hereto;

(vii)	an opinion of Watson, Farley & Williams (New York) LLP, special regulatory counsel and Marshall Islands counsel for the Partnership, addressed to the Agent and dated the date of this Agreement, in the form of Exhibit E hereto;

(viii)	an opinion of McCarthy Tetrault, special Canadian tax counsel for the Partnership, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request;

(ix)	an opinion of Thommessen Krefting Greve Lund AS, Norwegian counsel for the Partnership, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request;

(x)	an opinion of Lennox Patton, Bahamas counsel for the Partnership, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request;

(xi)	an opinion of MNKS, Luxembourg counsel for the Partnership, addressed to the Agent and dated the date of this Agreement addressing such matters as the Agent may reasonably request;

(xii)	an opinion of Houthoff Buruma Coöperatief U.A., Netherlands counsel for the Partnership, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request;

(xiii)	an opinion of Wong Tan & Molly Lim LLC, Singapore counsel for the Partnership, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request; and

(xiv)	such other documents as the Agent shall reasonably request.

(b) The Agent shall have received an opinion of Vinson & Elkins L.L.P., counsel for the Agent, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request.

6. Additional Covenants of the Partnership. The Partnership further covenants and agrees with the Agent as follows:

(a) Each Transaction Proposal made by the Partnership that is accepted by the Agent by means of a Transaction Confirmation and each execution and delivery by the Partnership of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Partnership herein contained and contained in any certificate delivered to the Agent pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Confirmation or Terms Agreement, as the case may be).

(b) Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, (iii) the Agent shall reasonably request on the advice of counsel and upon reasonable advance notice to the Partnership, or (iv) recommencement of the offering of Units under this Agreement following the termination of a suspension of sales hereunder (each date referred to clauses (i), (ii), (iii) and (iv) above, a “Bring-Down Delivery Date”), the Partnership shall, unless the Agent agrees otherwise, furnish or cause to be furnished to the Agent a certificate, dated as of such Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificate referred to in Section 5(a)(i), modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Sections 5(a)(i) are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the furnishing of a Report on Form 6-K with the Commission will not constitute a Bring-Down Delivery Date under clause (i) above unless (A) such Report on Form 6-K is furnished or filed, as the case may be, at any time during which either a Transaction Confirmation is binding and the Partnership has not suspended the use thereof (and prior to the settlement of the Units specified therein) or a prospectus relating to the Units is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Report on Form 6-K is furnished or filed, as the case may be, at any time from and including the date of a Terms Agreement through and including the related Settlement and (B) such Report on Form 6-K contains historical or pro forma financial statements, including any Earnings 6-K and any Quarterly Report on Form 6-K, or the Agent has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Report on Form 6-K (within five Exchange Business Days after the filing thereof by the Partnership); and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating exclusively to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

(c) On each Bring-Down Delivery Date (except as noted in the proviso at the end of this sentence), the Partnership shall, unless the Agent agrees otherwise, cause to be furnished to Agent opinions and letters, each dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Sections 5(a)(ii), 5(a)(vi), 5(a)(vii), 5(a)(viii), 5(a)(ix), 5(a)(x), 5(a)(xi), 5(a)(xii) and 5(a)(xiii) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agent with a letter substantially to the effect that the Agent may rely on the opinion and letter of such counsel referred to in Sections 5(a)(ii), 5(a)(vi), 5(a)(vii), 5(a)(viii), 5(a)(ix), 5(a)(x), 5(a)(xi), 5(a)(xii), 5(a)(xiii), as applicable, furnished to the Agent, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance); provided, however, that with respect to any Bring-Down Delivery Date resulting from the Partnership having furnished a Quarterly Report on Form 6-K with the Commission, to the extent the opinions referred to in Sections 5(a)(viii), 5(a)(ix), 5(a)(x), 5(a)(xi), 5(a)(xii) and 5(a)(xiii) were previously delivered in connection with the filing of an Earnings 6-K for the same period, the Partnership shall furnish or cause to be furnished to the Agent a certificate, dated as of such Bring-Down Delivery Date and delivered within one Exchange Business Day after such Bring-Down Delivery Date, signed by the General Partner’s principal executive officer and principal financial officer certifying as to the matters set forth in Exhibit F hereto, in lieu of delivering such opinions.

(d) On each Bring-Down Delivery Date, the Partnership shall, unless the Agent agrees otherwise, cause each of each of KPMG LLP and Ernst & Young LLP to furnish to the Agent a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Partnership and its subsidiaries), the Partnership shall, if requested by the Agent, cause a firm of independent public accountants to furnish to the Agent a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agent may reasonably request.

(e) On each Bring-Down Delivery Date, the Partnership shall, unless the Agent agrees otherwise, furnish or cause to be furnished to the Agent such further information, certificates and documents as the Agent may reasonably request, including without limitation customary officers’ and secretary’s certificates.

(f) (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or, to the knowledge of the Partnership, threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agent and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Partnership delivers a Transaction Proposal to the Agent or the time the Agent delivers a Transaction Confirmation to the Partnership; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Partnership delivers a Transaction Proposal to the Agent or the time the Agent delivers a Transaction Confirmation to the Partnership.

(g) The Partnership shall reasonably cooperate with any reasonable due diligence review requested by the Agent or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate officers of the General Partner and, upon reasonable request, representatives of KPMG LLP and Ernst & Young LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Partnership and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agent and (ii) at each Bring-Down Delivery Date and otherwise as the Agent may reasonably request, providing information and making available documents and appropriate corporate officers of the Partnership and representatives of KPMG LLP and Ernst & Young LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Partnership and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agent and its counsel.

(h) The Partnership shall disclose, in its Quarterly Reports on Form 6-K and in its Annual Report on Form 20-F and, if requested by the Agent, in supplements to the Prospectus to be filed or furnished by the Partnership with the Commission from time to time, the number of the Units sold through the Agent under this Agreement and any Terms Agreement, and the gross and net proceeds to the Partnership from the sale of the Units and the compensation paid by the

Partnership with respect to sales of the Units pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agent may reasonably request or, in the case of an Annual Report on Form 20-F, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in Sections 6(b) through (e) above shall be reasonably satisfactory in form and substance to the Agent. The Agent will provide the Partnership with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (e) above.

7. Conditions of the Agent’s Obligation. The Agent’s obligation to solicit purchases on an agency basis for the Units or otherwise take any action pursuant to a Transaction Confirmation and to purchase the Units pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a) At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Partnership and at the relevant Time of Sale and Principal Settlement Date:

(i)	The representations, warranties and agreements on the part of the Partnership herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Teekay Entities delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)	The Partnership shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)	In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Partnership until the Principal Settlement Date, trading in the Common Units on the Exchange shall not have been suspended.

(iv)

From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)	Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by any of the Teekay Entities by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by any of the Teekay Entities (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)	The Units to be issued pursuant to the Transaction Confirmation or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)	(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Units and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Units.

(viii)

(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Partnership; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agent; and (D) no suspension of the qualification of the Units for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Agent delivers a Transaction Confirmation to the Partnership or the Partnership and the Agent execute a Terms Agreement, as the case may be.

(ix)	No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agent shall have reasonably objected in writing.

(b) Within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agent shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through 6(e), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agent’s obligations, if any, to solicit purchases of Units on an agency basis or otherwise take any action pursuant to a Transaction Confirmation shall, unless otherwise agreed in writing by the Agent, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agent shall have received the documents described in the preceding sentence.

(c) Within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agent shall have received an opinion of Vinson & Elkins L.L.P., counsel for the Agent, addressed to the Agent and dated as of the applicable Bring-Down Delivery Date, addressing such matters as the Agent may reasonably request.

8. Termination.

(a) (i) The Partnership may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agent. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Partnership, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Units have been previously sold hereunder or under any Terms Agreement, only Sections 4(l), 4(n), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any sale by the Partnership pursuant to a Terms Agreement, the obligations of the Partnership pursuant to such Terms Agreement and this Agreement may not be terminated by the Partnership without the prior written consent of the Agent.

(b) (i) The Agent may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Partnership. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Units have been previously sold hereunder or under any Terms Agreement, only Sections, 4(n)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any purchase by the Agent pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination by the Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by any of the Teekay Entities shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in the Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If the Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Partnership shall be notified promptly in writing.

(c) This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount of Units has been sold in accordance with the terms of this Agreement and any Terms Agreements and (C) May 17, 2016, in each case except that the provisions of Section 3, 4 (except that if no Units have been previously sold hereunder or under any Terms Agreement, only Section 4(n)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Partnership, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Units, such sale shall settle in accordance with the provisions of Section 2 hereof.

9. Indemnity and Contribution.

(a) The Partnership agrees to indemnify and hold harmless the Agent, its affiliates, directors and officers and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agent furnished to the Partnership in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent consists of the information described as such in subsection (b) below.

(b) The Agent agrees to indemnify and hold harmless the Partnership, the directors of the General Partner, the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agent furnished to the Partnership in writing by the Agent expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show, it being understood and agreed upon that such information shall consist solely of the following: the information appearing in the fifth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this

Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel), but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; in which such case the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agent and its affiliates, directors and officers and its control persons, if any, or (B) the Partnership, the directors of the General Partner, the officers of the General Partner who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agent and its affiliates, directors and officers and its control persons, if any, shall be designated in writing by the Agent, and any such separate firm for the Partnership, the directors of the General Partner, the officers of the General Partner who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such

Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Agent, on the other, from the offering of the Units pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Partnership, on the one hand, and the Agent, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Agent, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Partnership from the sale of the Units pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the Agent in connection therewith bear to the aggregate Gross Sales Price of such Units. The relative fault of the Partnership, on the one hand, and Agent, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership, on the one hand, or by Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Partnership and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall the Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Agent with respect to the offering of the Units pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Agent, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities LLC., 383 Madison Avenue, 5th Floor, New York, New York 10179, to the attention of Special Equities Group, Sudheer Tegulapalle (email sudheer.r.tegulapalle@jpmorgan.com) and, if to the Partnership, shall be sufficient in all respects if delivered or sent to it at Teekay Offshore Partners L.P., 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda, Attn: Corporate Secretary (fax no. 441-292-3931) with a copy to Perkins Coie LLP, 1120 N.W. Couch Street,

10th Floor, Portland, Oregon 97209-4128, Attn: David Matheson (fax no. 503-727-2222). Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Partnership to the Agent by telephone or email to Ara Movsesian (telephone number (212) 622-2619; email ara.movsesian@jpmorgan.com) or Sudheer Tegulapalle (telephone number 212-622-2100; email sudheer.r.tegulapalle@jpmorgan.com); and Transaction Confirmations shall be delivered by the Agent to the Partnership by email to the Partnership’s Corporate Secretary, Mark Cave (email Mark.Cave@teekay.com).

11. No Fiduciary Relationship. The Partnership acknowledges and agrees that the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Partnership with respect to the offering of Units contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Partnership or any other person. Additionally, the Agent is not advising the Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Partnership shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agent shall have no responsibility or liability to the Partnership with respect thereto. Any review by the Agent of the Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agent and shall not be on behalf of the Partnership.

12. Adjustments for Unit Splits. The parties acknowledge and agree that all unit related numbers contained in this Agreement, any Transaction Proposal and any Transaction Confirmation shall be adjusted to take into account any unit split effected with respect to the Units.

13. Governing Law; Construction.

(a) This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14. Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Units from or through the Agent shall be deemed to be a successor merely by reason of purchase.

15. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

16. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Partnership and the Agent contained in this Agreement or any Terms Agreement or made by or on behalf of the Partnership or the Agent pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Partnership or the Agent.

17. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

18. Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

19. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Partnership and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Partnership and the Agent.

Very truly yours,

Teekay Offshore Partners L.P.

By:	Teekay Offshore GP L.L.C., its general partner

By:	/s/ Peter Evensen
	Name:	Peter Evensen
	Title:	Chief Executive Officer and
Chief Financial Officer

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Sudheer Tegulapalle
Name:	Sudheer Tegulapalle
Title:	Equity Derivatives

SCHEDULE I

Operating Subsidiaries and Ownership

1.	The Partnership directly owns:

(a)	a 50% membership interest in Navion Gothenburg L.L.C., a Marshall Islands limited liability company (“Navion Gothenburg”);

(b)	100% of the outstanding stock of Teekay Australia Offshore Holdings Pty Ltd., an Australian corporation (“TAOH”);

(c)	a 100% membership interest in Navion Bergen L.L.C., a Marshall Islands limited liability company (“Navion Bergen”);

(d)	a 100% membership interest in Varg L.L.C., a Marshall Islands limited liability company (“Varg LLC”), which owns a partial interest in Teekay Offshore European Holdings Cooperatief U.A., a Dutch corporation (“TOEH”);

(e)	a 100% membership interest in Teekay Offshore Holdings L.L.C., a Marshall Islands limited liability company (“TOHL”);

(f)	a 100% membership interest in Teekay Al Rayyan LLC, a Marshall Islands limited liability company;

(g)	a 100% membership interest in Siri Holdings LLC, a Marshall Islands limited liability company (“Siri Holdings”);

(h)	a 100% membership interest in Samba Spirit L.L.C., a Marshall Islands limited liability company;

(i)	a 100% membership interest in Lambada Spirit L.L.C., a Marshall Islands limited liability company;

(j)	a 100% membership interest in Bossa Nova Spirit L.L.C., a Marshall Islands limited liability company;

(k)	a 100% membership interest in Sertanejo Spirit L.L.C. a Marshall Islands limited liability company;

(l)	a 100% membership interest in Piranema LLC, a Marshall Islands limited liability company;

(m)	a 0.01% interest in Teekay Piranema Servicios de Petroleo Ltda; and

2.	TAOH directly owns 100% of the membership interest of Dampier Spirit L.L.C., a Marshall Islands limited liability company (“Dampier Spirit”).

3.	TOEH directly owns 100% of VARG Production AS, a Norwegian corporation, and 100% of the outstanding stock of Piranema Production AS, a Norwegian corporation, which owns a 99.99% interest in Teekay Piranema Servicios de Petroleo.

4.	The Operating Company directly owns:

(a)	a 100% membership interest in Pattani Spirit LLC, a Marshall Islands limited liability company (“Pattani Spirit”);

(b)	100% of outstanding stock of Teekay Nordic Holdings Inc., a Marshall Islands corporation (“Nordic Holdings”);

(c)	a partial interest in Teekay Offshore Australia Trust, an Australian trust (“Karratha Spirit”);

(d)	100% of the outstanding stock of Norsk Teekay Holdings Ltd., a Marshall Islands corporation (“Norsk Holdings”);

(e)	100% of the outstanding shares of Teekay Offshore Operating Pte. Ltd., a Singapore Corporation (“TOO Pte”);

(f)	100% of the outstanding shares of Teekay Australia Offshore Pty Ltd., an Australian corporation (“Karratha Trustee”), which serves as the trustee of Karratha Spirit and directly owns a partial interest in Karratha Spirit, which together with the interest owned directly by the Operating Company constitutes 100% of the ownership interest in Karratha Spirit;

(g)	100% of the ownership interests in SPT Navigator L.L.C., a Marshall Islands limited liability company (“SPT Navigator”);

(h)	100% of the ownership interests in SPT Explorer L.L.C., a Marshall Islands limited liability company (“SPT Explorer”);

(i)	100% of the ownership interests in Amundsen Spirit LLC, a Marshall Islands limited liability company (“Amundsen Spirit”);

(j)	a 100% membership interest in Nansen Spirit LLC, a Marshall Islands limited liability company (“Nansen Spirit”);

(k)	a 100% membership interest in Scott Spirit LLC, a Marshall Islands limited liability company (“Scott Spirit”); and

(l)	100% of ownership interest in Peary Spirit LLC, a Marshall Islands limited liability company. (“Peary Spirit”).

5.	TOO Pte owns 100% of the common stock of Teekay Navion Offshore Loading Pte. Ltd., a Singapore corporation (“Teekay Navion”) which represents approximately 15% of the value of the outstanding stock of Teekay Navion.

6.	Nordic Holdings directly owns:

(a)	a 50% membership interest in P/R Stena Ugland Shuttle Tankers III, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Ugland III”);

(b)	a 50% membership interest in Stena Spirit LLC, an Isle of Man limited liability company (“Stena Spirit”);

(c)	a 50% membership interest in Nordic Rio LLC, a Marshall Islands limited liability company (“Nordic Rio”); and

(d)	a 100% membership interest in Apollo Spirit LLC, a Marshall Islands limited liability company (“Apollo Spirit”).

7.	Apollo Spirit owns an 89% membership interest KS Apollo Spirit, a Norwegian limited partnership (“KS Apollo Spirit”).

8.	Norsk Holdings directly owns 100% of the outstanding stock of Teekay European Holdings S.a.r.l., a Luxembourg corporation (“Luxco”), which directly owns 100% of the outstanding stock of Teekay Netherlands European Holdings B.V., a Dutch corporation (“Dutchco”), which directly owns 100% of the outstanding stock of Norsk Teekay AS, a Norwegian corporation (“Norsk Teekay”), which directly owns 100% of the outstanding stock of Teekay Norway AS, a Norwegian corporation (“Teekay Norway”).

9.	Teekay Norway directly owns:

(a)	100% of the outstanding stock of Navion Offshore Loading AS, a Norwegian corporation (“Navion Offshore”); and

(b)	100% of the outstanding stock of Ugland Nordic Shipping AS, a Norwegian corporation (“Ugland Nordic”);

(c)	100% of the outstanding stock of Navion Bergen AS, a Norwegian corporation (“Bergen AS”);

(d)	100% of the outstanding stock of Navion Gothenburg AS, a Norwegian corporation (“Gothenburg AS”)

10.	Ugland Nordic directly owns:

(a)	a 50% interest in P/R Stena Ugland Shuttle Tankers II DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Ugland II”); and

(b)	a 50% interest in P/R Stena Ugland Shuttle Tankers I DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Ugland I”).

11.	Navion Offshore directly owns:

(a)	100% of the outstanding preferred stock of Teekay Navion, representing approximately 85% of the value of the outstanding stock of Teekay Navion; and

(b)	100% of the outstanding stock of Teekay Shipping Partners Holding AS, a Norwegian corporation, which directly owns 66.67% of the outstanding preferred stock of P/R Teekay Shipping Partners DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway).

12.	Siri Holdings directly owns:

(a)	a 100% membership interest in T.P.O. Siri LLC, a Marshall Islands limited liability company;

(b)	a 99% interest in Petrojarl Producao Petrolifera do Brasil Ltda., a sociedad limitada organized under the laws of Brazil (“Petrojarl Producao”); and

(c)	100% of the outstanding stock of T.P.O. Siri AS, a Norwegian corporation.

13.	T.P.O. Siri AS owns a 1% interest in Petrojarl Producao.

14.	TOHL directly owns:

(a)	a 100% membership interest in Teekay Hi-Load LLC, a Marshall Islands limited liability company;

(b)	a 100% membership interest in Voyageur L.L.C., a Marshall Islands limited liability company; and

(c)	a partial interest in TOEH, which together with the interest owned by Varg L.L.C constitutes 100% of the ownership interest in TOEH.

SCHEDULE II

List of Owners, Vessels and Registration

	Entity	Vessel	Registration
1.	Amundsen Spirit LLC	Amundsen Spirit	Bahamas
2.	Dampier Spirit LLC	Dampier Spirit	Bahamas
3.	KS Apollo Spirit	Apollo Spirit	Liberia
4.	Nansen Spirit LLC	Nansen Spirit	Bahamas
5.	Navion Bergen LLC	Navion Bergen	Bahamas
6.	Navion Gothenburg LLC	Navion Gothenburg	Bahamas
7.	Navion Offshore Loading AS	Navion Oceania	Bahamas
8.	Navion Offshore Loading AS	Navion Anglia	Bahamas
9.	Navion Offshore Loading AS	Navion Scandia	Bahamas
10.	Navion Offshore Loading AS	Navion Hispania	Bahamas
11.	Navion Offshore Loading AS	Navion Britannia	Bahamas
12.	Navion Offshore Loading AS	Navion Clipper	Bahamas
13.	Navion Offshore Loading AS	Navion Saga	Bahamas
14.	Nordic Rio LLC	Nordic Rio	Bahamas
15.	P/R Stena Ugland Shuttle Tankers I DA	Stena Alexita	Norway
16.	P/R Stena Ugland Shuttle Tankers II DA	Stena Sirita	Norway
17.	P/R Stena Ugland Shuttle Tankers III DA	Stena Natalita	Bahamas
18.	P/R Teekay Shipping Partners DA	Navion Norvegia	Bahamas
19.	P/R Teekay Shipping Partners DA	Navion Europa	Bahamas
20.	P/R Teekay Shipping Partners DA	Randgrid	Bahamas
21.	Pattani Spirit LLC	Pattani Spirit	Bahamas
22.	Peary Spirit LLC	Peary Spirit	Bahamas
23.	Piranema LLC	Piranema Spirit	Bahamas
24.	Scott Spirit LLC	Scott Spirit	Bahamas
25.	SPT Explorer LLC	SPT Explorer	Bahamas
26.	SPT Navigator LLC	SPT Navigator	Bahamas
27.	Stena Spirit LLC	Stena Spirit	Bahamas
28.	T.P.O. Siri LLC	Petrojarl Cidade de Rio Das Ostras	Bahamas
29.	Teekay Al Rayyan LLC	Falcon Spirit	Bahamas
30.	Teekay Navion Offshore Loading Pte. Ltd	Navion Marita	Bahamas
31.	Teekay Navion Offshore Loading Pte. Ltd	Navion Svenita	Bahamas
32.	Teekay Navion Offshore Loading Pte. Ltd	Navion Torinita	Bahamas
33.	Teekay Navion Offshore Loading Pte. Ltd	Navion Stavanger	Bahamas
34.	Teekay Navion Offshore Loading Pte. Ltd	Nordic Spirit	Bahamas
35.	Teekay Navion Offshore Loading Pte. Ltd	Nordic Brasilia	Bahamas
36.	Teekay Navion Offshore Loading Pte. Ltd	Petroatlantic	Bahamas
37.	Teekay Navion Offshore Loading Pte. Ltd	Petronordic	Bahamas
38.	Teekay Navion Offshore Loading Pte. Ltd	Kilimanjaro Spirit	Bahamas
39.	Teekay Navion Offshore Loading Pte. Ltd	Fuji Spirit	Bahamas

40.	Teekay Navion Offshore Loading Pte. Ltd	Gotland Spirit	Bahamas
41.	Teekay Navion Offshore Loading Pte. Ltd	Navion Oslo	Bahamas
42.	Varg L.L.C.	Petrojarl Varg	Bahamas
43.	Voyageur L.L.C.	Voyageur Spirit	Bahamas

Exhibit A

Teekay Offshore Partners L.P. Common Units

TERMS AGREEMENT

                , 20

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Dear Sirs:

Teekay Offshore Partners L.P., a limited partnership organized under the laws of the Marshall Islands (the “Partnership”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated May 29, 2013 (the “Distribution Agreement”) between the Partnership and J.P. Morgan Securities LLC (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Agent, and the latter agrees to purchase from the Partnership, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Partnership consents to the Agent trading in the Common Units for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Partnership.

Teekay Offshore Partners L.P.

By:	Teekay Offshore GP L.L.C., its general partner

By:
Name:
Title:

Accepted and agreed as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Common Units representing limited partner interests in Teekay Offshore Partners L.P.

Number of Purchased Securities:

[—] Units

Initial Price to Public:

$[—] per unit

Purchase Price Payable by the Agent:

$[—] per unit

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Partnership in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[—], 20[—]

Closing Location:

[—]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the officer’s certificate referred to in Section 5(a)(i);

(2) the opinions and negative assurance letters of the Partnership’s outside counsel and Associate General Counsel referred to in Sections 5(a)(ii), 5(a)(vi), 5(a)(vii), 5(a)(viii), 5(a)(ix), 5(a)(x), 5(a)(xi), 5(a)(xii) and 5(a)(xiii), respectively;

(3) the “comfort” letters referred to in Section 5(a)(iii);

(5) the opinion referred to in Section 5(b); and

(6) such other documents as the Agent shall reasonably request.

[Lockup:]

[—]

Time of sale:

[—] [a.m./p.m.] (New York City time) on [—], [—]

Time of sale information:

•	The number of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

Exhibit B

TEEKAY OFFSHORE GP L.L.C.

OFFICER’S CERTIFICATE

Dated             , 20

I, Peter Evensen, Chief Executive Officer and Chief Financial Officer of Teekay Offshore GP LLC, a Marshall Islands limited liability Company (the “General Partner”), do hereby certify, to my knowledge, in the name and in behalf of the General Partner on its behalf and on behalf of Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”), pursuant to the Distribution Agreement dated May 29, 2013 between the Partnership and J.P. Morgan Securities LLC (the “Agreement”), and do hereby further certify on behalf of the Partnership, as follows:

1. The representations and warranties of the Partnership contained in the Agreement are true and correct as of the date hereof as though made on and as of this date;

2. The Partnership has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement on or prior to the date hereof;

3. The Partnership’s Registration Statement (File No. 333-188393) and any post-effective amendments thereto have become effective under the Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Partnership; and all requests for additional information on the part of the Commission have been complied with; and

4. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, there has been no material adverse effect on the general affairs, condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

5. Each of Watson, Farley & Williams (New York) LLP, Perkins Coie LLP, Thommessen Krefting Greve Lund AS, Lennox Patton, MNKS, Houthoff Buruma Coöperatief U.A., Wong Tan & Molly Lim LLC, McCarthy Tétrault and Vinson & Elkins L.L.P. is entitled to rely on this certificate in connection with their respective opinions that are being rendered pursuant to the Agreement.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

[Signature Page Follows]

B-1

Exhibit C

NEGATIVE ASSURANCE STATEMENT

OF GENERAL COUNSEL OR ASSOCIATE GENERAL COUNSEL

Such counsel has participated in conferences with officers and other representatives of the Teekay Entities and the independent public accountants of the Partnership and its representatives, at which the contents of the Registration Statement, [the Disclosure Package] and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus, no facts have come to such counsel’s attention that cause such counsel to believe that:

(a)	the Registration Statement (other than (x) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (y) the other financial and statistical information included therein, as to which such counsel need not comment), as of the date of the Agreement, [or if such letter is being delivered in connection with a Terms Agreement, as of the Effective Date with respect to such Terms Agreement,] contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b)	[the Prospectus, the information set forth under the caption “Time of sale information” in the Schedule to any Terms Agreement and the information set forth in any Permitted Free Writing Prospectus (collectively, the “Disclosure Package”) (other than (x) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (y) the other financial and statistical information included therein, as to which such counsel need not comment) when considered together as of the Time of Sale (as defined in the Schedule to such Term Sheet), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or]

(c)	the Prospectus (other than (x) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (y) the other financial and statistical information included therein, as to which such counsel need not comment), as of its date[, as of the date of the applicable Terms Agreement] or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

In addition, in the event of any amendments or supplements to the Registration Statement or the Prospectus or the issuance of any Permitted Free Writing Prospectus, then, to the extent that the foregoing negative assurance statements do not expressly address such amendments, supplements or Permitted Free Writing Prospectuses, such negative assurance statements shall be appropriately modified to cover such amendments, supplements and Permitted Free Writing Prospectuses.

C-1

Exhibit D

FORM OF OPINION AND NEGATIVE ASSURANCE STATEMENT OF

PERKINS COIE LLP,

COUNSEL TO THE PARTNERSHIP

1. Description of Tax Matters. The statements, with respect to legal matters or legal conclusions, in the (A) Registration Statement, Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” and (B) in the Form 20-F under the captions “Item 4. Information on the Partnership—E. Taxation of the Partnership—United States Taxation” and “Item 10. Additional Information—Material U.S. Federal Income Tax Considerations” are, in all material respects, an accurate discussion of the material U.S. federal income tax considerations addressed therein (except for the representations and statements of fact of the Partnership included in such discussion, as to which such counsel need not opine or comment).

2. Tax Opinion. The opinion of Perkins Coie LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Agent may rely upon such opinion as if it were addressed to the Agent.

3. No Options. To the knowledge of such counsel and except as described in the Registration Statement[, the Disclosure Package (as defined below)] and the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Series A Preferred Units, Incentive Distribution Rights or other interests in the Partnership, (B) any membership interests in the General Partner, (C) any partnership interests in the Operating Company, or (D) any equity interests in the Operating Subsidiaries.

4. No Registration Rights. To the knowledge of such counsel, there are no contracts, agreements or understandings between any of the Teekay Entities and any person granting such person the right to require any of the Teekay Entities to file a registration statement under the Act with respect to any securities of any of the Teekay Entities owned or to be owned by such person or to require any of the Teekay Entities to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any Teekay Entity under the Act, except for any such rights held by (A) the General Partner or an Affiliate (as defined in the Partnership Agreement) of the General Partner pursuant to the Partnership Agreement, (B) certain institutional investors pursuant to that certain Registration Rights Agreement by and among the Partnership and the Investors named on Schedule A thereto, dated as of November 25, 2011, (C) certain institutional investors pursuant to that certain Registration Rights Agreement by and among the Partnership and the Investors named on Schedule A thereto, dated as of July 12, 2012 and (D) a certain institutional investor pursuant to that certain Registration Rights Agreement by and among the Partnership and the Investor named on Schedule A thereto, dated as of April 19, 2013 (collectively, the “Registration Rights”), which Registration Rights have been waived or do not apply with respect to the offering and sale of the Units.

5. Accuracy of Statements. The statements (A) in the Registration Statement under the captions “The Partnership Agreement”, “Cash Distributions” and “Description of the Common Units,” (B) in the Partnership’s Form 8-A/A filed on May 7, 2013 under the captions “The Partnership Agreement” and “Cash Distributions” and (C) in subsection (b) in the Form 20-F under the caption “Item 7. Major Unitholders and Related Party Transactions—B. Certain Relationships and Related Party Transactions,” insofar as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement under the captions “Cash Distributions” and “Description of the Common Units” and in the Form 8-A/A under the captions “Our Partnership Agreement” and “Cash Distributions”; provided, however, that such counsel need not express any opinion with respect to Marshall Islands law.

6. Effectiveness of Registration Statement. The Registration Statement became effective under the Act on May 17, 2013; the Preliminary Prospectus and the Prospectus have been filed with the Commission pursuant to Rule 424(b) in a manner and within the time period required by Rule 424(b); and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceeding for that purpose has been instituted or is pending or threatened by the Commission.

7. Compliance as to Form. Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement or the Prospectus, each of the Registration Statement, on the Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the date hereof (except for the financial statements and financial schedules, and other financial and statistical information included therein, as to which such counsel need not express any opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder.

8. No Conflicts. None of the offering, issuance and sale by the Partnership of the Units [(including, without limitation, the Units to be issued and sold pursuant to the Terms Agreement dated [—] between the Partnership and the Agent (the “Subject Agreement”)], the execution, delivery and performance of the Agreement [and the Subject Agreement], or the consummation of the transactions contemplated by the Agreement [and the Subject Agreement] conflicts with or constitutes a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument filed as an exhibit to the Registration Statement (including any document filed as an exhibit to any document incorporated by reference into the Registration Statement). (Such counsel is not required to comment or opine as to compliance with any financial covenants or financial ratios contained in any such documents).

9. Documents Incorporated by Reference. Without independent verification of the factual accuracy, completeness or fairness of the documents incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto made by the Partnership prior to the date of such opinion (except for exhibits thereto and the financial statements and financial schedules and other financial and statistical information included therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, each of such documents appears on its face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

10. Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel, (A) there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Teekay Entity or its property of a character required to be disclosed in the Registration Statement[, the Disclosure Package] or the Prospectus that is not disclosed in the Registration Statement[, the Disclosure Package] or the Prospectus as required and (B) there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character that is required to be described in the Registration Statement[, the Disclosure Package] or the Prospectus by the Act or to be filed by the Act as an exhibit to the Registration Statement that is not described or filed as required.

11. Investment Company. No Teekay Entity is, nor immediately upon giving effect to the Offering, the sale of the Common Units and the application of the proceeds thereof as described [in the Disclosure Package and] under “Use of Proceeds” in the Prospectus, will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that, in the course of such counsel’s participation, as United States counsel to the Partnership, in the preparation of the Registration Statement [, the Disclosure Package] and the Prospectus, such counsel has attended conferences with, among others, representatives of the Agent, officers and other representatives of the Teekay Entities and the independent public accountants for the Partnership, at which conferences the contents of the Registration Statement [, the Disclosure Package] and the Prospectus were discussed. Such counsel shall also state that, without undertaking to determine independently or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement [,the Disclosure Package] or the Prospectus, no facts have come to such counsel’s attention that cause such counsel to believe that: (i) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) [the Prospectus, the information set forth under the caption “Time of sale information” in the Schedule to the Subject Agreement and the information set forth in any Permitted Free Writing Prospectus, considered together (collectively, the “Disclosure Package”), as of the Time of Sale (as defined in the Schedule to the Subject Agreement), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii)] the Prospectus, as of its issue date [, as of the date of the applicable Terms Agreement] or as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any statement or belief with respect to (x) any financial statements, including the notes and schedules thereto and the auditors’ reports, if any, thereon or (y) other financial or statistical data included in the Registration Statement[, the Disclosure Package] or the Prospectus).

In addition, in the event of any amendments or supplements to the Registration Statement or the Prospectus or the issuance of any Permitted Free Writing Prospectus, then, to the extent that the foregoing opinions and negative assurance statements do not expressly address such amendments, supplements or Permitted Free Writing Prospectuses, such opinions and negative assurance statements shall be appropriately modified to cover such amendments, supplements and Permitted Free Writing Prospectuses.

Exhibit E

FORM OF OPINION OF

WATSON, FARLEY & WILLIAMS (NEW YORK) LLP,

SPECIAL REGULATORY COUNSEL AND MARSHALL ISLANDS COUNSEL TO

THE PARTNERSHIP

1. Formation of the Partnership and the Operating Company. Each of the Partnership and the Operating Company has been duly formed and is validly existing in good standing as a limited partnership under the law of The Republic of the Marshall Islands, and has the limited partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus filed by the Partnership.

2. Formation of the General Partner and the OLP GP. Each of the General Partner and OLP GP has been duly formed and is validly existing in good standing as a limited liability company under the law of the Republic of the Marshall Islands, and each has the limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

3. Formation of Operating Subsidiaries. Each of the entities listed in Annex A to such opinion (the “Marshall Islands Subsidiaries”) is validly existing in good standing as a limited liability company or corporation, as applicable, under Marshall Islands Law, and each has the limited liability company or corporate power, as applicable, and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

4. Ownership of the General Partner Interest in the Partnership. The General Partner owns of record a 2% general partner interest in the Partnership and is the sole general partner of the Partnership. Such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement. To the knowledge of such counsel, the General Partner beneficially owns such general partner interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except (A) pledges, liens, encumbrances, security interests or other claims as described in, referred to (including by incorporation by reference) or disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and (B) restrictions on transferability contained in the Partnership Agreement or under applicable securities laws, as applicable.

5. Ownership of the Sponsor Units and the Incentive Distribution Rights. As of the date of such opinion, the General Partner owns of record all of the Incentive Distribution Rights of the Partnership. The Sponsor Units and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the Partnership Agreement. To the knowledge of such counsel, the General Partner beneficially owns the Incentive Distribution Rights free and clear of all pledges, liens, encumbrances, security interests or other claims, except (i) pledges, liens, encumbrances, security interests or other claims as described in, referred to (including by incorporation by reference) or disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and (ii) restrictions on transferability contained in the Partnership Agreement or under applicable securities laws, as applicable.

6. Valid Issuance of the Units. All of the Units to be issued pursuant to the Agreement [(including, without limitation, the Units to be issued and sold pursuant to the Terms Agreement dated [—] between the Partnership and the Agent (the “Subject Agreement”))] and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Agent against payment therefor in accordance with the terms of the Agreement [and, in the case of the Units to be issued pursuant to the Subject Agreement, in accordance with the terms of the Subject Agreement,] will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the Partnership Agreement).

7. Ownership of the General Partner. Teekay Holdings owns of record 100% of the membership interests in the General Partner. Such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner and are fully paid (to the extent required under the limited liability company agreement of the General Partner) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may otherwise be provided in the limited liability company agreement of the General Partner).

8. Ownership of the OLP GP. The Partnership owns of record 100% of the membership interests in OLP GP. Such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP and are fully paid (to the extent required under the limited liability company agreement of OLP GP) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may otherwise be provided in the limited liability company agreement of OLP GP). To the knowledge of such counsel, the Partnership beneficially owns such membership interests free and clear of all pledges, liens, encumbrances, security interests or other claims, except for (A) pledges, liens, encumbrances, security interests or other claims as described in, referred to (including by incorporation by reference) or disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (B) any liens pursuant to credit agreements, security agreements or financing documents described in, referred to (including by incorporation by reference) or disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and (C) restrictions on transferability contained in the relevant organizational documents or under applicable securities laws, as applicable (collectively, the “Claim Exceptions”).

9. Ownership of the Operating Company. (A) The Partnership owns of record a 99.09% limited partner interest in the Operating Company; and (B) OLP GP owns of record a 0.91% general partner interest in the Operating Company. All such partner interests have been duly authorized and validly issued in accordance with the limited partnership agreement of the Operating Company and are fully paid (to the extent required under the limited partnership agreement of the

Operating Company) and, with respect to the limited partner interests, nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the limited partnership agreement of the Operating Company). To the knowledge of such counsel, the Partnership and OLP GP each beneficially owns its respective partner interests in the Operating Company free and clear of all pledges, liens, encumbrances, security interests or other claims, except for Claim Exceptions.

10. Ownership of the Marshall Islands Subsidiaries. Listed on Schedule A to such opinion are the owners of record of the stock or membership interests described in Schedule A to such opinion, as applicable, of each of the Marshall Islands Subsidiaries. Such stock or membership interests described in Schedule A to such opinion, as applicable, have been duly authorized and validly issued in accordance with the organizational documents of each such Marshall Islands Subsidiary, as amended or restated prior to the date hereof, and are fully paid (to the extent required under the organizational documents of each Marshall Islands Subsidiary) and nonassessable (except as such nonassessability may be affected by applicable Marshall Islands Law and except as may otherwise be provided in the applicable organizational documents). To the knowledge of such counsel, the Operating Company, the Partnership, Teekay Nordic Holdings Incorporated or Siri Holdings L.L.C., as the case may be, beneficially owns the stock or membership interests, as applicable, of each of the Marshall Islands Subsidiaries as described in a schedule to such opinion, free and clear of all pledges, liens, encumbrances, security interests or other claims, except for Claim Exceptions.

11. No Preemptive Rights or Options. Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, or as otherwise set forth in Article V of the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (A) any limited partner interests in the Partnership or the Operating Company, (B) any membership interests in the General Partner or OLP GP, or (C) any equity interests in any Marshall Islands Subsidiary (except as provided in Section 78 of the Business Corporations Act of the Republic of The Marshall Islands), in each case pursuant to the limited partnership agreement or limited liability company agreement or articles of incorporation or bylaws of such entity. To the knowledge of such counsel, or except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no outstanding options or warrants to purchase (A) any common units, Incentive Distribution Rights or other interests in the Partnership, (B) any partnership interests in the Operating Company, (C) any membership interests in the General Partner or OLP GP, or (D) any equity interests in any Marshall Islands Subsidiary.

12. Authority. the Partnership the has all requisite limited partnership power and authority to execute and deliver the Agreement and to perform its obligations thereunder; [the Partnership has all requisite limited partnership power and authority to execute and deliver the Subject Agreement and to perform its obligations thereunder;] and to consummate the transactions contemplated thereby or by any Permitted Free Writing Prospectus or the Prospectus [or the General Disclosure Package], including the issuance, sale and delivery of the Units by the Partnership in accordance with and upon the terms and conditions set forth therein.

13. Authorization. All limited partnership action required to be taken by the Partnership pursuant to Marshall Islands Law, for the authorization, execution and delivery of the Agreement [and the Subject Agreement], and the consummation of the transactions contemplated thereby, has been validly taken.

14. Due Execution and Delivery of the Agreement [and the Subject Agreement]. The Agreement has been validly executed and delivered by the Partnership [and the Subject Agreement has been validly executed and delivered by the Partnership].

15. Enforceability of the Partnership Agreement. The Partnership Agreement constitutes a valid and legally binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms, except that (i) the enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and (ii) rights to indemnification and contribution thereunder may be limited by securities laws or considerations of public policy relating thereto.

16. No Conflicts. The execution, delivery and performance of the Agreement [and the Subject Agreement], and the consummation of the transactions contemplated by the Agreement [and the Subject Agreement], including the offering, issuance and sale by the Partnership of Units [(including, without limitation, the Units to be issued and sold pursuant to the Subject Agreement)] in accordance with and upon the terms and conditions set forth in the Agreement [and the Subject Agreement], do not and will not (A) conflict with or constitute a violation of the organizational documents of any of the Teekay Parties, OLP GP, the Operating Company or the Marshall Islands Subsidiaries, (B) conflict with or constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), the agreements or instruments governed by Marshall Islands Law or New York Law and listed on a schedule to such opinion, (C) violate Marshall Islands Law or, in the case of this Agreement only, New York Law, or (D) violate any judgment, order or decree of which such counsel is aware of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in the Republic of The Marshall Islands or the State of New York directed to any of the Teekay Parties, OLP GP, the Operating Company or the Marshall Islands Subsidiaries in a proceeding before such court, regulatory body, administrative agency, governmental body, arbitrator or other authority in the Republic of The Marshall Islands or the State of New York to which any of them is a party.

17. No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the Republic of The Marshall Islands having jurisdiction over the Teekay Parties, OLP GP, the Operating Company, any of the Marshall Islands Subsidiaries or any of their respective properties is required in connection with the execution and delivery of the Agreement [or the Subject Agreement] by the Partnership, the performance of the transactions contemplated by the Agreement [or the Subject Agreement] by the Partnership or the performance by the Partnership of its obligations under the Agreement [or the Subject Agreement], including the offering, issuance and sale by the Partnership of Units [(including, without limitation, the Units to be issued and sold pursuant to the Subject Agreement)] in accordance with and upon the terms and conditions set forth in the Agreement [and the Subject Agreement].

18. Permits. To the knowledge of such counsel, no permits, consents, licenses, franchises, concessions, certificates and authorizations of, or declarations or filings with, any governmental or regulatory authorities of the Republic of The Marshall Islands are required for any of the Teekay Parties, OLP GP, the Operating Company or the Marshall Islands Subsidiaries to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus [and the General Disclosure Package], other than such permits, consents, licenses, franchises, concessions, certificates and authorizations, declarations or filings with any Republic of The Marshall Islands governmental authority currently held or previously obtained, applied, received or filed by any of the Teekay Parties, OLP GP, the Operating Company or the Marshall Islands Subsidiaries.

19. Accuracy of Statements. The statements (A) in the Partnership’s Form 20-F for the year ended December 31, 2012 (the “Form 20-F”) under the captions “Item 4. Information on the Partnership—E. Taxation of the Partnership—Marshall Islands Taxation” and “Item 10. Additional Information—Non-United States Tax Consequences—Marshall Islands Tax Consequences” and (B) in the Registration Statement and the Prospectus under the captions “Non-United States Tax Considerations—Marshall Islands Tax Considerations” and “Service of Process and Enforcement of Civil Liabilities,” insofar as they purport to constitute summaries of Marshall Islands Law or legal conclusions of Marshall Islands Law, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, subject to the qualifications and assumptions stated therein.

20. Choice of Law. The choice of New York law to govern the Agreement [and the Subject Agreement] constitutes a valid choice of law under Marshall Islands Law.

21. Non-Exclusive Jurisdiction. The submission by the Partnership to the non-exclusive jurisdiction of any Federal or state court in the Borough of Manhattan, The City of New York, is a valid submission under Marshall Islands Law.

22. Enforcement of Judgments. A judgment granted by a foreign court against the Partnership may be recognized in the Republic of The Marshall Islands, so long as the foreign judgment grants or denies recovery of a sum of money, and is final and conclusive and enforceable where rendered even though an appeal therefrom is pending, or subject to appeal. A foreign judgment is not conclusive if: (a) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law, (b) the foreign court did not have personal jurisdiction over the defendant, (c) the foreign court did not have jurisdiction over the subject matter, or (d) the foreign court does not recognize or enforce the judgments of any other foreign nation. A foreign judgment need not be recognized if: (a) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend, (b) the judgment was obtained by fraud, (c), the cause of action on which the judgment is based is repugnant to the public policy of the Republic of The Marshall Islands, (d) the judgment conflicts with another final and conclusive judgment, (e) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court, or (f) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action.

In rendering such opinion, such counsel may (a) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (b) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and (c) state that their opinion is limited to the laws of the State of New York, the laws of The Republic of the Marshall Islands and United States federal law.

In addition, in the event of any amendments or supplements to the Registration Statement or the Prospectus or the issuance of any Permitted Free Writing Prospectus, then, to the extent that the foregoing opinions do not expressly address such amendments, supplements or Permitted Free Writing Prospectuses, such opinions shall be appropriately modified to cover such amendments, supplements and Permitted Free Writing Prospectuses.

Exhibit F

TEEKAY OFFSHORE GP L.L.C.

CHIEF EXECUTIVE OFFICER’S CERTIFICATE

Dated             , 20

I, Peter Evensen, Chief Executive Officer and Chief Financial Officer of Teekay Offshore GP LLC, a Marshall Islands limited liability Company (the “General Partner”), do hereby certify, pursuant to the Distribution Agreement dated May 29, 2013 between Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”) and J.P. Morgan Securities LLC (the “Agreement”), to my knowledge, after due inquiry,

1. there has been no change in fact or law that would lead me to believe that the legal opinions specified in Section 6(c) of the Agreement could not be delivered on the date hereof; and

2. no event have occurred since [DATE] that has affected the good standings of the General Partner, the Partnership or any subsidiary of the Partnership under such the laws of the jurisdiction of formation of each such entity.

[Signature Page Follows]

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